Exhibit 4.3

EXECUTION VERSION

NEWSMAX MEDIA, INC.

amendment to SUBSCRIPTION agreement

This Amendment to Subscription Agreement (this “Amendment”) is made as of July 16, 2020 (the “Amendment Date”), by and between Newsmax Media, Inc., a Delaware corporation (the “Company”), and Naples Investment HoldCo, LLC, a Delaware limited liability company (the “Investor”).

RECITALS

A. The Investor has purchased shares of Series A-1 Convertible Preferred Stock from the Company pursuant to a Subscription Agreement dated April 16, 2019 (the “Agreement”). Capitalized terms used in this Amendment but not defined herein shall have the meaning assigned to them in the Agreement.

B. Section 16 of the Agreement provides that the Agreement may be amended by written agreement among the Company and the Investor.

AGREEMENT

Now, Therefore, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and the Investor, intending to be legally bound and to legally bind the parties, hereby agree as follows:

1. Amendment of Section 7. Section 7 of the Agreement is hereby amended and restated to read as follows:

“7. Restrictions on Transfer.

(a) The Investor (including any transferee of the Investor) may not transfer any Preferred Stock (or any other securities issued with respect to any Preferred Stock, whether by stock dividend, stock split, merger, exchange, reorganization, or otherwise) or any interest in any Preferred Stock, whether voluntarily or by operation of law, except upon the conditions specified in this Agreement and in accordance with the provisions of the Securities Act and other applicable law. The Investor will cause any proposed purchaser, pledgee, or transferee of the Investor’s Securities and the Registrable Securities held by the Investor to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. As used in this Agreement, the term “transfer” means any transfer, sale, assignment, gift, pledge, exchange, encumbrance, or other disposition, whether direct or indirect, voluntary or involuntary; provided that a direct or indirect change of control of the Investor shall not constitute a transfer so long as the Person ultimately controlling the Investor as of immediately prior to such change of control continues to ultimately control the Investor after such change of control. The terms “transferee,” “transferred,” and other forms of the word “transfer” shall have the correlative meanings.

(b) Each certificate, instrument, or book entry representing (i) the Investor’s Securities, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 7(c) be notated with a legend substantially in the following form:

(i) THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(ii) THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(c) The Investor consents to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 7.

(d) The Investor, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 7. Before any proposed transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Investor shall give notice to the Company of the Investor’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at the Investor’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Investor shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice given by the Investor to the Company (unless such transfer is otherwise restricted by the terms set forth in this Agreement, including this Section 7 and Section 9(g)). The Company will not require such a legal opinion or “no action” letter with respect to transfers in accordance with Section 7(f). Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with the appropriate restrictive legend set forth in Section 7(b).

(e) Notwithstanding anything to the contrary set forth herein, in no event shall any of the Investor’s Securities or the shares of Common Stock issued upon conversion thereof be transferred or otherwise made available to any U.S.-based cable channel or over the top (OTT) media services without the prior written consent of the Majority Common Holder.

(f) Subject to the restrictions set forth in Section 7(b) and notwithstanding the foregoing or anything to the contrary herein, the Investor’s Securities, or shares of Common Stock issued upon conversion thereof, and the rights under this Agreement may be transferred and assigned (but only with all related obligations) by the Investor upon prior written notice to the Company to one or more affiliated partnerships of the Investor, funds managed by the Investor or any of their respective directors, officers or partners, or their respective family members; provided, however, that such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 9(g).”

2. Amendment of Section 24. The second paragraph of Section 24 of the Agreement is hereby amended and restated to read as follows:

“If to the Investor:

______________________

______________________

______________________”

3. No Other Amendment. Except as modified by this Amendment, the Agreement shall remain in full force and effect in all respects without any modification. From and after the Amendment Date, all references in the Agreement to “the Agreement,” “this Agreement,” or any Section or Sections of the “Agreement”, shall mean the Agreement as amended through this Amendment (as the same may be further amended and/or restated from time to time).

4. Certification; Effectiveness. By executing this Amendment below, the Company and the Investor certify that this Amendment has been executed and delivered in compliance with the terms of Section 16 of the Agreement. This Amendment shall become effective when executed and delivered by the Investor and the Company as provided under Section 16 of the Agreement, and thereupon the Investor and the Company shall be bound thereby.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument. Delivery of an executed signature page to this Amendment by facsimile or any other electronic transmission shall be as effective as delivery of a manually signed counterpart hereof.

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IN WITNESS WHEREOF, the parties have caused this Amendment to Subscription Agreement to be duly executed and delivered as of the Amendment Date.

COMPANY:

NEWSMAX MEDIA, INC.

By:	/s/ Christopher Ruddy
Name:	Christopher Ruddy
Title:	Chief Executive Officer
Address:

[Amendment to Subscription Agreement

Signature Page]

IN WITNESS WHEREOF, the parties have caused this Amendment to Subscription Agreement to be duly executed and delivered as of the Amendment Date.

INVESTOR:

NAPLES INVESTMENT HOLDCO, LLC

By:	Naples Financial Limited, its Member

Signature:	/s/ Mark Hamilton
Name of Signatory:	Mark Hamilton
Title of Signatory:	Authorized Signatory JTC Directors Limited

Signature:	/s/ Linda Garnier
Name of Signatory:	Linda Garnier
Title of Signatory:	Authorized Signatory Castle Directors Limited

Address:

[Amendment to Subscription Agreement

Signature Page]